CleanSpark Inc. Delivers Record Quarterly Revenue

Sales Rise 602% year-over-year and 275% quarter-over-quarter

SALT LAKE CITY, May 16, 2019 /PRNewswire/ -- CleanSpark, Inc. (OTC: CLSK), a microgrid company with advanced engineering, software and controls for innovative distributed energy resource (DER) and microgrid deployments is pleased to announce is pleased to report record revenue growth for its second quarter of fiscal 2019. For the three months ended March 31, 2019, the Company generated over $723,899 in sales, which represents an increase of 602% year-over-year and 275% increase quarter-over-quarter.

6 months ending March 31, 2019 Financial and Operating Highlights:

•	Revenue of $986,806, up 713% from $138,345 in 2018.
•	Gross profit increased 314% to $171,462, up from $54,600 in 2018.
•	Non-GAAP Adjusted EBITDA (after elimination of stock based and non-cash expenses)* of $(1.8) million compared to $(0.9) million in 2018.
•	Acquired the intellectual property of Pioneer Critical Power Inc ("PCPI"), significantly expanding the Company’s revenue base.

3 months ending March 31, 2019 Financial Highlights:

•	Revenue of $723,899, up 602% from $120,265 in 2018
•	Gross profit increased 307% to $131,881, up from $42,988 in 2018
•	Non-GAAP Adjusted EBITDA (after elimination of stock based and non-cash expenses)* of $(1.1) million compared to $(0.5) million in 2018.

*The table at the end of this release presents a reconciliation of the non-GAAP financial measure of Adjusted EBITDA

Subsequent to Year End:

•	Secured $20m in financing to support various microgrid initiatives for commercial customers. This committed financing will help accelerate the development and deployment of CleanSpark's Distributed Energy Resource (DER) Solutions to commercial customers.
•	Secured $2.5 million in orders for intelligent automatic transfer switch (ATS) switchgear. The Company's Intelligent ATS switchgear is used to automatically transfer power supply from its primary source to a backup source when it senses a failure or outage in the primary source, thus assuring uninterrupted power. It also affords the end user the ability to participate in regional energy markets and sell surplus power back to the grid.
•	Achieved government acceptance of our solar plus storage microgrid powered by our mPulse software located at the Marine Corps Base Camp Pendleton.
•	Released a production version of our Microgrid Value Stream Optimizer (mVSO). This proprietary technology combines high level analytics of multiple PV arrangements and storage solutions to help customers save substantial amounts of money on their utility costs. CleanSpark's monitoring and control platform, mPulse, uses patented forecasting and real-time optimization logic to effectively translate the Microgrid solution configured through mVSO into long-term and effective operation of an installed Microgrid.

“Our second quarter of fiscal 2019 continues to set the pace for the entire year. We generated a record-setting quarter, where we saw an exponential increase in year-over-year revenues. As we continue to expand our product offerings and customer base, we are optimistic that we will continue to see increased adoption of our solutions. As a result, we expect our revenues to continue to increase quarter over quarter”, commented CFO & President Zachary Bradford.

"Our continued improvements in revenue are the result of the high quality of our products and the close relationships that we have with our customers. " said CEO of CleanSpark, Matthew Schultz.

Mr. Schultz continued, "We are particularly excited about the continued strength of our recent order book including a trial order of 5 units of our intelligent switch with a large national retailer. A successful outcome with this account could lead to material future orders over a multi-year period. As grid related power outages become costly and disruptive to business operations, the need for reliable backup power sources will drive increased demand for our products."

The Company assesses its results of operations using certain non-U.S. GAAP financial measures, in addition to U.S. GAAP financial measures. The Company believes these non-U.S. GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating performance in the same manner as management does.

The non-U.S. GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, any financial measures prepared in accordance with U.S. GAAP. The Company’s non-U.S. GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how the Company defines its non-U.S. GAAP financial measures.

Reconciliation of non-GAAP Adjusted EBITDA (after elimination of stock based and non-cash expenses)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
Net loss (US GAAP)	$(7,764,540)	$(1,124,742)	$(10,048,091)	$(2,181,257)
Less: Depreciation, Amortization and other non-cash items:
Depreciation and amortization	499,636	207,519	657,119	422,742
Software amortization	341,081	357,345	689,741	702,662
Stock based compensation	627,955	24,749	1,283,782	169,076
Amortization of debt discounts	5,138,841	11,323	5,605,182	11,323
Total Depreciation, Amortization and other non-cash items:	6,607,513	600,936	8,235,824	1,305,803

Non-GAAP Adjusted EBITDA (after elimination of stock based and non-cash expenses)	$(1,157,027)	$(523,806)	$(1,812,267)	$(875,454)

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About CleanSpark, Inc.

CleanSpark provides advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering, microgrid consulting services, and turn-key microgrid implementation services. CleanSpark's customers include not only energy consumers but the distributed energy ecosystem at large: developers, installers, EPCs, IPPs, and energy storage vendors. CleanSpark's software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal, deployment.

For more information on CleanSpark, please visit http://www.cleanspark.com.

Forward Looking Statements

Statements in this press release relating to plans, strategies, testing and operational performance, projections of results of specific activities and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission (the "SEC").  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact - Investor Relations:
Brett Maas, Managing Partner
Hayden IR
(646)536-7331
brett@haydenir.com

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